May 31, 2017

Ms. Michelle R. Rosenberg

Janus Capital Management LLC

151 Detroit Street

Denver, Colorado 80206

Dear Ms. Rosenberg:

Attached is revised Schedule A to the Administration Agreement dated June 23, 2011, as may be further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Capital Management LLC (“JCM”). The purpose of the revision is to reflect (i) changes to the names of each of the Funds included in Schedule A to the Agreement, as revised on April 28, 2017 and (ii) the addition of Janus Henderson All Asset Fund, Janus Henderson Dividend & Income Builder Fund, Janus Henderson Emerging Markets Fund, Janus Henderson European Focus Fund, Janus Henderson Global Equity Income Fund, Janus Henderson International Long/Short Equity Fund, Janus Henderson International Opportunities Fund, Janus Henderson International Small Cap Fund, Janus Henderson Strategic Income Fund, and Janus Henderson U.S. Growth Opportunities Fund effective on or about June 5, 2017.

Pursuant to Section 5 of the Agreement, the Trust hereby requests that JCM acknowledge its acceptance of the terms contained in the revised Schedule.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND

By:	/s/ Kathryn Santoro
Kathryn Santoro
Vice President, Chief Legal Counsel and Secretary

JANUS CAPITAL MANAGEMENT LLC

By:	/s/ Michelle R. Rosenberg
Michelle R. Rosenberg
Senior Vice President and Deputy General Counsel

Revised effective as of June 5, 2017

SCHEDULE A

Janus Emerging Markets Fund

Janus Henderson Adaptive Global Allocation Fund

Janus Henderson All Asset Fund

Janus Henderson Asia Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Diversified Alternatives Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Emerging Markets Managed Volatility Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Bond Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Income Managed Volatility Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Technology Fund

Janus Henderson Global Unconstrained Bond Fund

Janus Henderson Global Value Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Long/Short Equity Fund

Janus Henderson International Managed Volatility Fund

Janus Henderson International Opportunities Fund

Janus Henderson International Small Cap Fund

Janus Henderson International Value Fund

Janus Henderson Large Cap Value Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Real Return Fund

Janus Henderson Research Fund

Janus Henderson Select Value Fund

Janus Henderson Short-Term Bond Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Strategic Income Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Core Fund

Janus Henderson U.S. Growth Opportunities Fund

Janus Henderson U.S. Managed Volatility Fund

Janus Henderson Value Plus Income Fund

Janus Henderson Venture Fund